UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2021

PARK CITY GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-34941	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5282 South Commerce Drive, Suite D292, Murray, Utah 84107
(Address of principal executive offices)

(435) 645-2000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	PCYG	Nasdaq Capital Market

Item 2.02
Results of Operations and Financial Condition.

On May 17, 2021, Park City Group, Inc. (the “Company”) hosted a quarterly conference call to provide a report regarding the Company’s financial condition and results from operations for the quarter ended March 31, 2021. A copy of the transcript of the call and press release are attached hereto as Exhibit 99.1 and 99.2, respectively.

In accordance with General Instruction B.2 for Form 8-K, the information in this Form 8-K, including Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01
Regulation FD Disclosure.

See Item 2.02.

Item 8.01
Other Events.

On May 18, 2021, the Company issued a press release announcing that its Board of Directors has approved the repurchase of up to $6.0 million of the Company's common stock, par value $0.01 per share, increasing the buyback amount under its share repurchase program by $2.0 million.   A copy of the press release related to the foregoing announcement is attached hereto as Exhibit 99.3.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings Call Transcript, dated May 17, 2021
99.2	Press Release, dated May 17, 2021
99.3	Press Release, dated May 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP INC.

Date: May 19, 2021	By:	/s/ John R. Merrill
John R. Merrill
Chief Financial Officer